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                                                                    EXHIBIT 16.1

                 Letter Regarding Change in Independent Auditors

May 26, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 26, 2004, of Badger Meter, Inc. and are in agreement with the statements contained in the second and third paragraphs of Item 4(a). We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                   /s/ Ernst & Young LLP
                                                   ---------------------
                                                       Ernst & Young LLP




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